Exhibit 99.1

Allarity Therapeutics Reports Full Year 2023
Financial Results and Provides a Business Update

- Leadership Changes Led by Appointment of Co-Founder Thomas Jensen as Interim CEO and Jeremy Graff, Ph.D., former Eli Lilly Executive, as Executive Advisor

- Reduced Net Loss from Operations by 50% and Reduced Net Loss by 26%

- Announced Data in December 2023 from Advanced Ovarian Cancer Phase 2 Stenoparib Study Showing Significant Clinical Benefit

Boston (March 8, 2024) — Allarity Therapeutics, Inc. (“Company”) (NASDAQ: ALLR), a clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments, today reported financial results for the year ended December 31, 2023, and provided a general business update.

The Company’s Interim Chief Executive Officer, Thomas Jensen, stated, “2023 was a year of remarkable achievements for Allarity Therapeutics as we made significant strides in advancing our DRP®-guided drug development. Our clinical research has shown strong indications that we can address a significant unmet medical need in oncology. In particular, our lead asset, stenoparib, has demonstrated exceptional promise in advanced ovarian cancer trials. As we continue through 2024, our focus remains on continuing to generate and report on additional pivotal clinical trial data for stenoparib, which we expect will further strengthen interest in our work from a broad group of stakeholders, including leading oncologists, potential partner companies, and the biotech investor community.”

2023 Highlights and Recent Developments

Stenoparib (2X-121): An orally available, small molecule dual-targeted inhibitor of poly-ADP ribose polymerase (PARP1/2) and telomerase maintenance enzymes (Tankyrase 1 and 2) in development for advanced ovarian cancer.

●	Early data announced in December 2023 from the Phase 2 monotherapy study of stenoparib for advanced ovarian cancer showed significant clinical benefit in evaluable patients following a protocol change to twice-daily dosing earlier in the year. Using the DRP®-Stenoparib companion diagnostic (CDx), which includes 414 mRNA biomarkers, patients were selected based on a DRP score above 50%. Of 22 screened, 17 were DRP positive, with 11 treated, of which five were evaluable before the data evaluation cut-off. One trial participant showed a complete response in December 2023, and the other four evaluable patients had stable diseases, all were previously treated with PARP inhibitors and chemotherapy.

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Announced leadership changes and strategic advisory engagement:

●	Appointment of co-founder Thomas H. Jensen as Interim Chief Executive Officer in December 2023. With nearly two decades at Allarity Therapeutics, Jensen brings extensive experience and a deep understanding of the company’s DRP® to his new role. Mr. Jensen has been instrumental in developing molecular biological techniques essential for the DRP platform and played a key role in building investor relations and securing financing.

●	Engaged Jeremy R. Graff, Ph.D., as an Executive Advisor. Dr. Graff, with over 25 years of experience in biotech and pharma, is a specialist in both developing clinical strategy and successful execution of numerous clinical development programs of cancer therapeutics. His notable career includes C-level positions and a significant tenure at Eli Lilly, where he led the translational oncology group.

Anticipated Clinical Milestones in 2024

The focus of the Company remains on generating and disclosing pivotal clinical data to demonstrate the clinical benefit of our DRP guided therapies. Accordingly, we expect to announce interim data from the DRP®-guided Phase 2 clinical trial of stenoparib in advanced ovarian cancer during the second quarter of 2024. We believe that this milestone is particularly significant as it will provide further insights into stenoparib’s potential to meet the unmet needs in the treatment of advanced ovarian cancer.

Full Year 2023 Operating Results

R&D Expenses: Research and Development (R&D) expenses were $7.1 million for 2023, compared to $6.9 million for 2022.

G&A Expenses: General and Administrative (G&A) expenses were $10.0 million for 2023, compared to $10.0 million for 2022.

Net Loss from Operations: Net Loss from Operations was $17.1 million for 2023, compared to $34 million for 2022.

Net Loss: Net loss was $11.9 million for 2023, compared to $16.1 million for 2022.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the expression signature of their cancer, are found to have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be significantly increased. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective). The DRP platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/Tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR  | www.allarity.com

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to release of the clinical trial data in 2024 and its impact on strengthening interest in our work, the availability of interim/final data readout from the DRP guided Phase 2 clinical trial of stenoparib for advanced ovarian cancer, the possibility of a financing in Q1 2024 and expected availability of capital to fund its anticipated clinical trials, any statements related to ongoing clinical trials for stenoparib as a monotherapy or in combination with another therapeutic candidate for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug and statements related to the Company’s ability to regain compliance with the Nasdaq Listing Rule. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for stenoparib or any of our other therapeutic candidates and companion diagnostics or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement filed on October 30, 2023, as amended and our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR  | www.allarity.com

ALLARITY THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the years ended December 31, 2023 and 2022
(U.S. dollars in thousands, except for share and per share data)

	2023	2022
Operating expenses:
Research and development	$7,103	$6,930
Impairment of intangible assets	—	17,571
General and administrative	10,026	9,962
Total operating expenses	17,129	34,463
Loss from operations	(17,129)	(34,463)
Other income (expenses)
Income from the sale of IP	—	1,780
Interest income	22	30
Interest expenses	(498)	(223)
Loss on investment	—	(115)
Foreign exchange gains (losses)	133	(913)
Fair value of inducement warrants	(4,189)	—
Loss on modification of warrants	(591)	—
Change in fair value adjustment of warrant derivative liabilities	10,434	17,125
Penalty on Series A Preferred stock liability	—	(800)
Net other income, net	5,311	16,884
Net loss before tax recovery (expense)	(11,818)	(17,579)
Deferred income tax (expense) benefit	(83)	1,521
Net loss	(11,901)	(16,058)
Cash payable on converted Series A Preferred Stock	—	(3,421)
Deemed dividends on Series A Preferred Stock	(8,392)	—
Deemed dividend of on Series C Preferred Stock	(123)	(1,572)
Net loss attributable to common stockholders	$(20,416)	$(21,051)

Basic and diluted net loss per common stock	$(10.26)	$(3,093.42)
Weighted average number of common stock outstanding, basic and diluted	1,990,748	6,805
Other comprehensive loss, net of tax:
Net loss	$(11,901)	$(16,058)
Change in cumulative translation adjustment	310	(121)
Comprehensive loss attributable to common stockholders	$(11,591)	$(16,179)

All common share data has been retroactively adjusted to effect reverse stock splits in 2023.

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR  | www.allarity.com

ALLARITY THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2023 and 2022
(U.S. dollars in thousands, except for share and per share data)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$166	$2,029
Other current assets	209	1,559
Prepaid expenses	781	591
Tax credit receivable	815	789
Total current assets	1,971	4,968
Non-current assets:
Property, plant and equipment, net	20	21
Operating lease right of use assets	—	6
Intangible assets	9,871	9,549
Total assets	$11,862	$14,544
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$8,416	$6,251
Accrued liabilities	1,309	1,904
Warrant derivative liability	3,083	374
Income taxes payable	59	41
Convertible promissory note and accrued interest, net of debt discount	1,300	—
Secured promissory notes	—	2,644
Operating lease liabilities, current	—	8
Total current liabilities	14,167	11,222
Non-current liabilities:
Convertible promissory note and accrued interest, net of debt discount	—	1,083
Deferred tax	446	349
Total liabilities	14,613	12,654
Redeemable preferred stock (500,000 shares authorized)
Series A Preferred Stock $0.0001 par value (20,000 shares designated) shares issued and outstanding at December 31, 2023 and 2022, were 1,417 and 13,586, respectively (liquidation preference of $17.54 at December 31, 2023)	—	2,001
Series B Preferred Stock $0.0001 par value (200,000 shares designated); shares issued at December 31, 2023 and 2022, were 0 and 190,786, respectively (liquidation preference of $0 at December 31, 2023)	—	2
Series C Convertible Preferred stock $0.0001 par value (50,000 and 0 shares designated at December 31, 2023 and 2022, respectively); shares issued and outstanding at December 31, 2023 were 0	—	—
Total redeemable preferred stock	—	2,003
Stockholders’ (deficit) equity
Series A Preferred stock $0.0001 par value (20,000 shares designated) shares issued and outstanding at December 31, 2023 and 2022, were 1,417 and 13,586, respectively (liquidation preference of $17.54 at December 31, 2023)	1,742	—
Common Stock, $0.0001 par value (750,000,000 and 30,000,000 shares authorized, at December 31, 2023 and 2022, respectively); shares issued and outstanding at December 31, 2023 and 2022, were 5,886,934 and 11,356, respectively	—	—
Additional paid-in capital	90,369	83,158
Accumulated other comprehensive loss	(411)	(721)
Accumulated deficit	(94,451)	(82,550)
Total stockholders’ deficit	(2,751)	(113)
Total liabilities, preferred stock and stockholders’ (deficit) equity	$11,862	$14,544

All common share data has been retroactively adjusted to effect reverse stock splits in 2023.

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Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR  | www.allarity.com

Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR  | www.allarity.com